Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Gaxos.AI, Inc. (File No. 333-280419) filed on June 21, 2024, and on Form S-3 of Gaxos.AI, Inc. (File No. 333-282739) filed on October 21, 2024 and on Form S-3 of Gaxos.AI, Inc. (File No. 333-283758) filed on December 12, 2024 of our report dated March 28, 2025 on the consolidated financial statements of Gaxos.AI, Inc., as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

March 28, 2025